Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Asterias Biotherapeutics, Inc. (the “Company”) on Form S-3 of our report dated March 17, 2014, with respect to the financial statements of the Company for the year ended December 31, 2013 and for the period from September 24, 2012 (inception) to December 31, 2012, which report appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Rothstein Kass

New York, New York
May 21, 2015